Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400
shareholderrelations@lcnb.com	andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2022
Credit Quality Remains Excellent with Total Nonperforming Loans Declining to $0.5 Million, or 0.03% of Total Loans.
Third Quarter Return on Average Tangible Common Equity Increased Year-Over-Year to 15.30% from 10.62%.
Quarter to Quarter Earnings Per Share for the Third Quarter Increased 25.6% to a Third Quarter Record of $0.49 Per Diluted Share.

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and nine months ended September 30, 2022.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “Higher net interest income, excellent asset quality, and net interest margin expansion drove record third-quarter profitability. Earnings per share for the third quarter 2022 increased by 25.6% to a third quarter record of $0.49 per diluted share. Contributing to the increase were the benefits of our share repurchase program, which further contributed to year-over-year growth in our Return On Average Equity and Return On Average Tangible Common Equity.”

Mr. Meilstrup continued, “We are focused on helping our business, consumer, and wealth management clients navigate a more challenging economic and interest rate environment. Net loans and total deposits both increased during the nine months ended September 30, 2022. In addition, LCNB Wealth Management continues to add new assets from new customer accounts, which reflects the success of our comprehensive product offerings, local service and presence, and expertise in our wealth team.”

“As we look to the remainder of 2022 and beyond, we are focused on executing our long-term strategic plan, maintaining excellent asset quality, improving our efficiency ratio by consolidating offices, investing in technology, and returning excess capital to our shareholders through our dividend policy and share buyback program. Year-to-date, we have retired approximately 9.4% of our common stock through our share repurchase program. Despite a more challenging macro environment, our third-quarter and year-to-date results are encouraging and demonstrate the value we provide our communities, our track record of strong asset quality, and our commitment to return excess capital to shareholders. As a result, we continue to believe 2022 will be another strong year of financial and operating performance at LCNB,” concluded Mr. Meilstrup.

Income Statement
Net income for the 2022 third quarter was $5,579,000, an increase of 15.8% as compared to $4,817,000 for the same period last year. Earnings per basic and diluted share for the 2022 third quarter were $0.49, an increase of 25.6% as compared to $0.39 for the same period last year. Net income for the nine-month period ended September 30, 2022, was $15,720,000, an increase of 2.4% as compared to $15,347,000 for the same period last year. Earnings per basic and diluted share for the nine-month period ended September 30, 2022, were $1.36, an increase of 12.4% as compared to $1.21 for the same period last year.

Net interest income for the three months ended September 30, 2022, was $15,444,000, compared to $14,073,000 for the comparable period in 2021. Net interest income for the nine-month period ended September 30, 2022, increased $2,020,000 to

$44,834,000, as compared to $42,814,000 in the same period last year. Favorably contributing to the variance for the three-month period was overall growth in the loan portfolio and higher average rates earned on the loan and debt securities portfolios. Favorably contributing to the variance for the nine-month period was overall growth in the taxable debt securities and loan portfolios. In addition, stable cost of funds contributed to the increase in net interest income for both the three- and nine-month periods. Prepayment penalty fees totaling $265,000 and $998,000 were included in loan interest income during the three and nine months ended September 30, 2022, respectively, as compared to $56,000 and $558,000 in such fees during the same periods in 2021.

Non-interest income for the three months ended September 30, 2022, decreased $525,000, or by 12.8% to $3,581,000, compared to $4,106,000 for the same period last year. For the nine months ended September 30, 2022, non-interest income decreased $1,226.000, or by 10.3% to $10,659,000, compared to $11,885,000 for the same period last year. Non-interest income for the nine months ended September 30, 2021, included a one-time $508,000 refund on the Company’s Ohio Financial Institutions Taxes, which was included in other operating income. The primary drivers for the remainder of the decreases for the three- and nine-month periods included decreased fiduciary income, decreased gains from sales of loans, and net unrealized losses recognized on LCNB’s equity securities investment portfolio.

Non-interest expense for the three months ended September 30, 2022, was $321,000 greater than the comparable period in 2021. For the nine months ended September 30, 2022, non-interest expense increased $340,000 from the comparable period in 2021. Other non-interest expense for the three and nine months ended September 30, 2022, included $332,000 and $471,000, respectively, in losses from the sales of two office buildings as a result of our office consolidation strategy. For the 2022 nine-month period, the year-over-year increase in non-interest expense was partially offset by an $889,000 gain from the sale of other real estate owned recognized during the 2022 second quarter.

Capital Allocation
During the 2022 third quarter, LCNB invested $1.4 million to repurchase 87,733 shares of its outstanding stock at an average price of $15.68 per share. Year-to-date, LCNB invested $23.0 million to repurchase 1,172,456 shares of its outstanding stock at an average price of $19.55 per share. This equates to approximately 9.4% of the Company’s outstanding common stock prior to the repurchase. At September 30, 2022, LCNB had 379,232 authorized shares remaining under its May 27, 2022, share repurchase program.

For the third quarter ended September 30, 2022, LCNB paid $0.20 per share in dividends, a 5.3% increase from $0.19 per share for the third quarter last year. Year-to-date, LCNB paid $0.60 per share in dividends, compared to $0.57 per share for the same period last year.

Balance Sheet
Total assets at September 30, 2022, increased 1.1% to $1.90 billion from $1.88 billion at September 30, 2021. Net loans at September 30, 2022, increased 2.8% to $1.37 billion, compared to $1.33 billion at September 30, 2021.

Total deposits at September 30, 2022, increased 3.4% to $1.66 billion, compared to $1.60 billion at September 30, 2021, as LCNB continues to experience year-over-year growth in both interest-bearing and non-interest-bearing accounts.

Asset Quality
For the 2022 third quarter, LCNB recorded a net loan loss recovery of $157,000, compared to a provision for loan losses of $306,000 for the 2021 third quarter. For the nine months ended September 30, 2022, LCNB recorded a provision for loan losses of $269,000, compared to a provision for loan losses of $239,000 for the nine months ended September 30, 2021.

Net charge-offs for the 2022 third quarter were $32,000, compared to $130,000 for the same period last year. For the 2022 nine-month period, net charge-offs were $131,000 or 0.01% of average loans, compared to $139,000 for the 2021 nine-month period.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest, decreased $2,177,000 from $2,642,000 or 0.20% of total loans at September 30, 2021, to $465,000 or 0.03% of total loans at September 30, 2022. The decrease in nonperforming loans was primarily a result of the completion of the foreclosure process on a commercial real estate loan and the reclassification to other real estate owned and ultimate disposal of that asset. Nonperforming assets to total assets was 0.02% at September 30, 2022, compared to 0.14% at September 30, 2021.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic and the Russia/Ukraine conflict, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment, which may include continued interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.